FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

_______________________________

CONCIERGE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

_______________________________

Nevada	333-38838	95-4442384
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

29115 Valley Center Road #K-206 Valley Center, CA 92082
(Address of Principal Executive Offices) (Zip Code)

(866) 800-2978
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On January 30, 2013 (the “Closing Date”), the Company entered into a share exchange agreement (the “Exchange Agreement”) with the minority shareholders (the “Stockholders”) of Wireless Village, Inc., a Nevada corporation (“Wireless Village”), a majority owned subsidiary of the Company. Pursuant to the Exchange Agreement, the Stockholders transferred 817 issued and outstanding shares of common stock of Wireless Village to the Company in exchange (the “Exchange”) for an aggregate of ten million (10,000,000) shares of Series B preferred stock of the Company, par value $0.001 per share (the “Exchange Shares”).  The Exchange Shares, after two hundred seventy (270) days from the date of issuance, are convertible into shares of common stock of the Company at a conversion rate of 1:20 shares of common stock of the Company.

The consideration issued in the Exchange was determined as a result of arm’s-length negotiations between the parties.

The Exchange Shares issued to the Stockholders in the Exchange were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of thereof and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these securities contain a legend stating the same.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

Share Redemption Agreement

On January 30, 2013 (the “Closing Date”), the Company entered into a share redemption agreement (the “Redemption Agreement”) with a shareholder (the “Shareholder”) for the redemption of 1,101,591 shares of Series B preferred stock of the Company owned by the Shareholder. In exchange for the redemption of the 1,101,291 shares of Series B preferred stock of the Company from the Shareholder, the Company will assign to the Shareholder all of the shares of common stock of the Company’s wholly owned subsidiary, Planet Halo, Inc., a Nevada corporation, and forgive all inter-company debt owed by Planet Halo, Inc. to the Company (the “Redemption Consideration”).  As a result of the Redemption Agreement, the number of issued and outstanding shares of Series B preferred stock of the Company shall be decreased by 1,101,591 shares.

The consideration issued in the Redemption Agreement was determined as a result of arm’s-length negotiations between the parties.

The foregoing description of the Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Redemption Agreement filed as Exhibit 2.2 to this report and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth above in Item 1.01 is hereby incorporated by reference in its entirety into this Item 2.01.

Acquisition of Wireless Village

On January 30, 2013, the Company acquired all of the issued and outstanding shares of capital stock of Wireless Village not previously owned by the Company pursuant to the Exchange Agreement.

The Company believes that the assets of Wireless Village acquired in the Exchange will be advantageous to the Company in further developing its information technology and software implementation services and growing its revenue streams.

Disposition of Planet Halo, Inc.

On January 30, 2013, the Company disposed of all of the issued and outstanding shares of common stock of Planet Halo, Inc., a wholly owned subsidiary of the Company, pursuant to the Redemption Agreement.

The Company believes the disposition of Planet Halo, Inc. is in the best interest of the shareholders of the Company as Planet Halo, Inc. had no current operations since the Company discontinued its wireless broadband access business. All current operations of the Company are through its Wireless Village subsidiary. In return, the Company redeemed a substantial number of shares of Series B preferred stock from a shareholder that could have been converted into shares of common stock of the Company.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Pursuant to the Exchange Agreement, the Company issued the Exchange Shares to the Stockholders as consideration for their collective minority interest in Wireless Village.  None of the Exchange Shares were registered under the Securities Act. The foregoing description of the issuance of unregistered equity securities in connection with the Exchange does not purport to be complete and is qualified in its entirety by reference to Item 1.01 above and to the complete text of the Exchange Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

No.	Description
2.1	Share Exchange Agreement dated January 18, 2013
2.2	Share Redemption Agreement dated January 19, 2013
99.1	Press Release, January 31, 2013, announcing the closing of the Share Exchange Agreement and Share Redemption Agreement.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	Concierge Technologies, Inc.
	By	/s/ David Neibert
Name: David Neibert Title: Chief Executive Officer